Exhibit 10.3

                              AMENDMENT NO. 2
                   TO AMENDED AND RESTATED MEMORANDUM OF
                               UNDERSTANDING

          This AMENDMENT NO. 2 to the AMENDED AND RESTATED MEMORANDUM OF UNDERSTANDING, dated as of November 15, 2001, as amended by Amendment No. 1 dated October 9, 2002 by and between The Furukawa Electric Co., Ltd., a corporation organized under the laws of Japan ("Furukawa"), and CommScope Optical Technologies, Inc., a Delaware Corporation ("Optical") (as assignee of CommScope, Inc., a Delaware corporation ("CommScope")), (this "Amendment"), is entered into as of June 14, 2004 by and between Furukawa and Optical.

          WHEREAS, Furukawa and CommScope have entered into an Amended and Restated Memorandum of Understanding, dated as of November 15, 2001, as amended by Amendment No. 1 dated October 9, 2002 (the "MOU");

          WHEREAS, CommScope assigned its rights and duties under the MOU to Optical on June 11, 2004; and

          WHEREAS, Furukawa and Optical desire to amend the terms of
Section 5.6 of the MOU.

          NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment, and intending to be legally bound hereby, Furukawa and Optical agree as follows:

          Section 1. Defined Terms. Defined terms not otherwise defined herein shall have the meanings assigned to such terms in the MOU.

          Section 2. Amendment to Definition of Exercise Period; Exercise Price, and Payment of Exercise Price. The following amendments are made to
Section 5.6 of the MOU:

          (a) The definition of "Exercise Period" in Section 5.6 of the MOU is hereby amended by deleting "commencing on February 15, 2006 and ending on March 15, 2006" and replacing it with "at any time on or after June 14, 2004."

          (b) The definition of "Exercise Price" in Section 5.6 of the MOU is hereby amended by deleting "an amount in cash equal to $173,388,000.00" and replacing it with "7,656,900 shares of CommScope common stock."

          (c) Clause (i) of Section 5.6 of the MOU shall be deleted.


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For the avoidance of doubt, no other amendments are made to Section 5.6 of the MOU.

          Section 3. Effectiveness. This Amendment shall be effective as of the date first written above.

          Section 4. Governing Law. THIS AMENDEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABLILITY, PERFORMANCE AND REMEDIES.

          Section 5. Continuation. Furukawa and Optical agree and acknowledge that, except as otherwise amended hereby, the MOU continues in full force and effect in accordance with its terms.

          Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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


          IN WITNESS WHEREOF, each party hereto has duly executed, or has caused this Amendment to be duly executed, as of the date first above written.

                                          COMMSCOPE OPTICAL TECHNOLOGIES, INC.

                                          By:   /s/ Jearld L. Leonhardt
                                                ------------------------------
                                                Name: Jearld L. Leonhardt
                                                Title: Vice President

                                          THE FURUKAWA ELECTRIC CO., LTD.


                                          By:   /s/ Hiroshi Ishihara
                                                -------------------------------
                                                Name:  Hiroshi Ishihara
                                                Title: President, CEO & COO




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